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                                                                    EXHIBIT 99.3

                                                                  NON-PLAN GRANT

                           RHYTHMS NETCONNECTIONS INC.
                         NOTICE OF GRANT OF STOCK OPTION
                         --------------------------------

                  Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Rhythms NetConnections Inc. (the "Corporation"):

                  OPTIONEE:
                             ------------------------------------------

                  GRANT DATE:    December     , 1999
                                          ----

                  VESTING COMMENCEMENT DATE:                     , 1999
                                                -----------------

                  EXERCISE PRICE:  $16.00  per share

                  NUMBER OF OPTION SHARES:            shares of Common Stock
                                             --------

                  EXPIRATION DATE:  December     , 2009
                                             ----
                  TYPE OF OPTION:   Non-Statutory Stock Option

                  EXERCISE SCHEDULE: The Option shall become exercisable for twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in a series of thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Stock Option Agreement attached hereto as EXHIBIT A. Optionee further agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement.

                  EMPLOYMENT AT WILL. Nothing in this Notice or in the attached Stock Option Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.


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                  DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

                  OPTIONEE HEREBY ACKNOWLEDGES AND AGREES THAT THIS OPTION IS GRANTED IN FULL AND COMPLETE CANCELLATION OF THE OUTSTANDING OPTION PREVIOUSLY GRANTED TO OPTIONEE UNDER THE CORPORATION'S 199 STOCK INCENTIVE PLAN ON _________________, 1999 FOR THE SAME NUMBER OF OPTION SHARES AT THE SAME $16.00 PER SHARE EXERCISE PRICE. THAT EARLIER-GRANTED OPTION HAS BEEN DETERMINED TO HAVE BEEN INVALIDLY ISSUED UNDER THE PLAN AND IS HEREBY CANCELLED IN ITS ENTIRETY AND RENDERED NULL AND VOID, AND OPTIONEE HEREBY AGREES AND ACKNOWLEDGES THAT OPTIONEE HAS NO FURTHER RIGHTS TO ACQUIRE ANY SHARES OF THE CORPORATION'S COMMON STOCK UNDER THAT EARLIER-GRANTED INVALID OPTION.

DATED:  DECEMBER     ,  1999
                 ----
                                   RHYTHMS NETCONNECTIONS INC.

                                   By:
                                      ---------------------------
                                   Title:
                                         ------------------------

                                   ------------------------------
                                              OPTIONEE

                                   Address:
                                           ----------------------

                                   ------------------------------




ATTACHMENT
----------
EXHIBIT A - STOCK OPTION AGREEMENT

                                       2

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                                    EXHIBIT A
                                    ---------

                             STOCK OPTION AGREEMENT
                             ----------------------